Exhibit 11
                            THERMO ECOTEK CORPORATION

                        Computation of Earnings per Share


                                                       Three Months Ended
                                                   --------------------------
                                                      June 28,       June 29,
                                                          1997           1996
   --------------------------------------------------------------------------
   Net income (a)                                  $ 3,598,000    $ 3,023,000

   Add: Convertible debenture interest,
        net of tax income                              749,000        411,000
                                                   -----------    -----------
   Income applicable to common stock assuming
     full dilution (b)                             $ 4,347,000    $ 3,434,000
                                                   ===========    ===========
   Shares:
   Weighted average shares outstanding              24,460,207     23,462,775

   Add: Shares issuable from assumed exercise of
        options (as determined by the application
        of the treasury stock method)                  313,031        562,146

        Shares issuable from assumed conversion
        of noninterest-bearing subordinated
        convertible debentures                       1,382,074      2,683,232
                                                   -----------    -----------
   Weighted average shares - primary (c)            26,155,312     26,708,153

   Add: Incremental shares issuable from assumed
        exercise of options (as determined by
        the application of the treasury stock
        method)                                         12,560         10,564

        Shares issuable from assumed conversion
        of 4% subordinated convertible debentures   10,821,484     10,815,789

        Shares issuable from assumed conversion
        of 4 7/8% subordinated convertible
        debentures                                   2,697,303              -
                                                   -----------    -----------
   Weighted averages shares - fully diluted (d)     39,686,659     37,534,506
                                                   ===========    ===========
   Primary earnings per share (a) / (c)            $       .14    $       .11
                                                   ===========    ===========
   Fully diluted earnings per share (b) / (d)      $       .11    $       .09
                                                   ===========    ===========
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                                                                    Exhibit 11
                            THERMO ECOTEK CORPORATION

                  Computation of Earnings per Share (continued)


                                                       Nine Months Ended
                                                   --------------------------
                                                      June 28,       June 29,
                                                          1997           1996
   --------------------------------------------------------------------------
   Net income (a)                                  $ 8,850,000    $ 6,685,000

   Add: Convertible debenture interest,
        net of tax                                   1,254,000      1,233,000
                                                   -----------     ----------
   Income applicable to common stock assuming
     full dilution (b)                             $10,104,000    $ 7,918,000
                                                   ===========    ===========
   Shares:
   Weighted average shares outstanding              24,668,633     23,356,959

   Add: Shares issuable from assumed exercise of
        options (as determined by the application
        of the treasury stock method)                  405,018        508,337

        Shares issuable from assumed conversion
        of noninterest-bearing subordinated
        convertible debentures                       1,678,576      1,104,303
                                                   -----------    -----------
   Weighted average shares - primary (c)            26,752,227     24,969,599

   Add: Incremental shares issuable from
        assumed exercise of options
        (as determined by the application
        of the treasury stock method)                    7,597         64,374

        Shares issuable from assumed
        conversion of 4% subordinated
        convertible debentures                      10,821,484     10,815,789
                                                   -----------    -----------
   Weighted average shares - fully diluted (d)      37,581,308     35,849,762
                                                   ===========    ===========
   Primary earnings per share (a) / (c)            $       .33    $       .27
                                                   ===========    ===========
   Fully diluted earnings per share (b) / (d)      $       .27    $       .22
                                                   ===========    ===========